Exhibit 99.1

CONSULTING AGREEMENT

Effective September 30, 2021 (the “Effective Date”), Bradford J. Shafer (“Consultant”) and Theravance Biopharma US, Inc. (“Theravance Biopharma” or the “Company”) agree as follows:

1.                Services and Payment. Consultant agrees to consult with and advise Theravance Biopharma from time to time, up to five (5) hours per week, at Theravance Biopharma’s request (“Services”). Services and the compensation related thereto to be provided hereunder are set forth in Exhibit A attached hereto. Consultant shall also be entitled to reimbursement for reasonable expenses such as costs for hotel, transportation and meals incurred in connection with the Services and which Consultant has received prior approval from Theravance within thirty (30) days of Consultant’s submission of receipts thereof.

2.                Ownership of Inventions. Theravance Biopharma shall own all legal right, title and interest (including patent rights, copyrights, trade secret rights, trademark rights and all other rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), including without limitation, discoveries, compositions of matter, pharmaceutical formulations, methods of use, methods of making, techniques, processes, formulas, improvements, works of authorship, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant (solely or jointly with others) during the term of this Agreement that arise out of or relate to the Services or any Proprietary Information (as defined below) (collectively, “Inventions”). Consultant hereby does assign all Inventions to Theravance Biopharma and agrees to promptly disclose and provide all such Inventions to Theravance Biopharma. Consultant shall further assist Theravance Biopharma, at Theravance Biopharma’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights assigned throughout the world. Such assistance may include, but is not limited to, execution of documents and assistance or cooperation in legal proceedings. Consultant hereby irrevocably designates and appoints Theravance Biopharma as Consultant’s agent and attorney-in-fact to act for and on Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant. When requested by Theravance Biopharma, Consultant will make available to Theravance Biopharma all notes, data and other information relating to any Invention.

3.                Proprietary Information. Consultant agrees that all Inventions and other business, technical and financial information concerning Theravance Biopharma (including, without limitation, the identity of and information relating to employees, vendors and service providers of Theravance Biopharma and its affiliates) that Consultant develops, learns or obtains during the term of this Agreement or while Consultant is providing Services constitute “Proprietary Information.” Consultant will hold in confidence and not disclose or make available to third parties or make use of any Proprietary Information except with the prior written consent of Theravance Biopharma or to the extent necessary in performing Services for Theravance Biopharma. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document (i) is or becomes readily publicly available without restriction through no fault of Consultant, or (ii) that Consultant knew without restriction prior to its disclosure by Theravance Biopharma. Upon termination of this Agreement or as otherwise requested by Theravance Biopharma, Consultant will promptly return to Theravance Biopharma all documents, materials and copies containing or embodying Proprietary Information, except that Consultant may keep a personal copy of (i) compensation records relating to the Services and (ii) this Agreement.

4.                Solicitation. As additional protection for Proprietary Information, Consultant agrees that during the term of this Agreement and for one year thereafter, Consultant will not encourage or solicit any employee of or consultant to Theravance Biopharma or any of its affiliates to leave Theravance Biopharma or any of its affiliates for any reason. In the event that Consultant receives an unsolicited request from an employee of Theravance Biopharma seeking employment opportunities outside of Theravance Biopharma, it will not be a breach of this provision for Consultant to redirect such inquiry to a third party provided Consultant does not actively participate in any discussion or activity regarding such inquiry beyond provision of a reference for such employee.

5.                Term. This Agreement shall become effective on the Effective Date and remain in force until November 30, 2021. All provisions of this Agreement and any remedies for breach of this Agreement shall survive expiration.

6.                Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as a partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract. Consultant is an independent contractor and not an employee of Theravance Biopharma and, as such, is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, Workers’ Compensation Insurance. Consultant and Theravance Biopharma agree that Theravance Biopharma shall have no authority to control or direct how Consultant performs the Services and it shall be the responsibility solely of Consultant to ensure Consultant performance the Services in accordance with the commitments it is making in this Agreement. Consultant recognizes and agrees that Consultant has no expectation of privacy with respect to Theravance Biopharma’s telecommunications, networking or information processing systems (including, without limitation, computer files, email messages and attachments, and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

7.                Assignment. This Agreement and the Services performed hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer, or subcontract any obligations under this Agreement without the written consent of Theravance Biopharma. Any attempt to do so shall be void. Theravance Biopharma shall be free to assign or transfer this Agreement to a third party.

8.                Representations. Consultant represents and warrants that:

8.1              Consultant has never been: (1) debarred, excluded or convicted of a crime for which a person can be debarred under 21 U.S.C. § 335a; (2) excluded by the OIG or other government entity as listed on http://exclusions.oig.hhs.gov/ or www.sam.gov; or (3) threatened to be debarred, excluded or indicted for a crime or otherwise engaged in conduct for which a person can be debarred, excluded or indicted. Consultant agrees to notify Theravance Biopharma in writing immediately in the event of any such debarment, exclusion, conviction, threat or indictment occurring during the term of this Agreement, or the three (3) year period following the termination or expiration of this Agreement;

8.2              If at any time during the term of this Agreement, Consultant becomes the subject of any proceedings for disqualification, debarment, delisting, exclusion, or denial or revocation of licensure, as described above, Theravance Biopharma shall have the right to terminate this Agreement effective upon the date of such notice by Consultant; and

8.3              (i) Consultant’s performance hereunder will not breach any agreement or obligation to keep in confidence proprietary information acquired by Consultant in confidence or trust prior to or during Consultant’s engagement with Theravance Biopharma, and (ii) all work under this Agreement will be Consultant’s original work and none of the Services or Inventions or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity. Consultant represents and warrants that Consultant has not entered into, and agrees that Consultant will not enter into, any agreement whether written or oral in conflict with this Agreement or with Consultant’s obligations as a consultant to Theravance Biopharma. Consultant represents and warrants that Consultant will not use any funds or facilities of Consultant’s employing entit(ies) in the performance of the Services.

9.                Company Policies. Consultant represents Consultant has read the Theravance Biopharma, Inc. Insider Trading Policy and the Theravance Biopharma, Inc. Code of Business Conduct and shall abide by the applicable portions of such Policy and such Code in performing the Services.

10.              Maintenance of Records. Consultant shall maintain complete files and records of all Services provided on behalf of Theravance Biopharma hereunder and the cost of any materials paid for by Consultant in connection with providing such Services. Upon Theravance Biopharma’s request, Consultant shall provide Theravance Biopharma with the above-mentioned documents within forty-five (45) days. Theravance Biopharma and/or any audit firm engaged by Theravance Biopharma shall have the right, at no additional charge, upon reasonable notice, to examine such records, including supporting documentation, throughout the term of this Agreement, and after termination of this Agreement pending resolution of any disputes between Theravance Biopharma and Consultant.

11.              Remedies. Any breach of Section 2, 3, 4, 8, 9 or 10 will cause irreparable harm to Theravance Biopharma for which damages would not be an adequate remedy, and, therefore, Theravance Biopharma will be entitled to injunctive relief with respect thereto in addition to any other remedies. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

12.              Entire Agreement. This Agreement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties as to the subject matter hereof, except that if the Consultant has signed a one-way nondisclosure agreement in favor of Theravance Biopharma or one of its affiliates, it shall remain in full force and effect.

13.              Notices. All notices, requests and other communications called for by this Agreement shall be deemed to have been given if made in writing and mailed, postage prepaid, to the address of the party set forth above, or to such other addresses as the party shall specify to the others.

14.              Amendments. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both parties.

15.              Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

16.              Counterparts and Facsimile and Electronic Signatures. This Agreement, and any subsequent amendment(s), may be executed in counterparts and the counterparts, together, will constitute a single agreement. A facsimile transmission or a Portable Document Format (PDF) sent by email of this signed Agreement bearing a signature on behalf of a party will be legal and binding on such party . In addition, (i) this Agreement may be executed and delivered via electronic mark, e-signature, or similar technology (“Electronic Signature”), and (ii) any Electronic Signature will constitute an original signature of a party, with the same binding effect as if executed and delivered in person by such party.

17.              Arbitration. Subject to the exceptions set forth below, Consultant understands and agrees that any disagreement regarding this Agreement will be determined by submission to arbitration as provided by Section 1280 et seq. of the California Code of Civil Procedure, and not by a lawsuit or resort to court process proceedings. The only claims or disputes not covered by this paragraph are claims or disputes related to issues affecting the validity, infringement or enforceability of any trade secret or patent rights held or sought by Theravance Biopharma or which Theravance Biopharma could otherwise seek; in which case such claims or disputes shall not be subject to arbitration and will be resolved pursuant to applicable law.

18.              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law provisions thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys’ fees

19.              Section 18 USC Notice. This Agreement does not affect any immunity under 18 USC Sections 1833(b) (1) or (2), which read as follows (note that for purposes of this statute only, individuals performing work as contractors or consultants are considered to be employees):

(1)     An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2)     An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order

Bradford J. Shafer	Theravance Biopharma US, Inc.

/s/ Bradford J. Shafer	By:	/s/ Rick E Winningham
(signature)	(signature)

Name: Rick E Winningham
Title: Chief Executive Officer

Date: September 30, 2021	Date: September 30, 2021

EXHIBIT A

Description of Services

Consultant will perform the following Services at times that are mutually agreeable to both the Company and Consultant: telephonic or electronic advice and consultation to the Company’s Legal and Patent Department and related personnel concerning miscellaneous operational, financial and/or transitional activities and/or assistance in other matters requiring institutional knowledge.

Consultant will be compensated as follows: on the next company vesting date (November 20, 2021), Consultant will vest in that portion of his currently outstanding restricted share units of Theravance Biopharma, Inc. that were otherwise expected to vest on November 20, 2021 and February 20, 2022 in accordance with the terms of the agreements governing such awards.

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